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CounterPath Closes Acquisition of FirstHand Technologies

Company adds Fixed Mobile Convergence solutions to its enterprise offerings

VANCOUVER, CANADA – February 1, 2008 – CounterPath Corporation (OTCBB: COPA), a leading provider of multimedia VoIP softphones and SIP applications, today announced that it has closed its acquisition of FirstHand Technologies Inc., an innovator in extending enterprise telephony features to smart phones and dual-mode handheld devices over WiFi and cellular networks.

On closing, CounterPath acquired FirstHand in exchange for 29,500,000 shares of CounterPath’s common stock. FirstHand contributed approximately $6 million in cash to the combined entity. FirstHand’s former investors, including Covington Capital, Skypoint Capital Corporation, BDC Capital Inc. and Venturelab Partners, collectively own approximately 23% of the common shares of CounterPath.

CounterPath will combine its suite of softphone and server applications with Fixed Mobile Convergence (FMC) solutions from FirstHand to enable its carrier and enterprise customers to deploy an integrated solution that extends communications from the personal computer to most major mobile devices.

About CounterPath

Since 2003, CounterPath Corporation (formerly CounterPath Solutions, Inc.) has been creating value for its clients with the development of innovative multimedia VoIP (Voice over Internet Protocol) softphones and SIP (Session Initiation Protocol) applications. CounterPath has a flexible, user friendly and feature-rich product suite which enables its clients to cost-effectively integrate or bundle voice, video, presence and Instant Messaging applications into their VoIP solutions. The Company's clients include some of the world's largest telecommunications service providers and network equipment providers including AT&T, BT (British

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CounterPath Closes Acquisition of FirstHand

Telecommunications PLC), Alcatel-Lucent and Cisco Systems. Additional information about CounterPath and its products and services is available at www.counterpath.com.

Forward-Looking Statements

This news release contains “forward-looking statements”. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

It is important to note that actual outcomes and CounterPath’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the failure to successfully integrate the businesses and technologies of CounterPath and FirstHand, (2) the failure to develop new and innovative products using CounterPath’s and FirstHand’s technologies, (3) CounterPath's ability to remain competitive as other parties develop and release competitive products, (4) CounterPath's ability to retain the employees necessary to continue research and development of current and new products, (5) the success by CounterPath of the sales of its current and new products, (6) the impact of competitive products on the sales of CounterPath's products, (7) the impact of technology changes on CounterPath's products and on the VoIP industry, (8) the compatibility of CounterPath's products with new computer operating systems, (9) the compatibility of CounterPath's products with new computer operating systems, (10) the rate of adoption by service providers and the general public of VoIP as a replacement for regular and cellular phone service, (11) general economic conditions as they affect CounterPath and its prospective customers, (12) the ability of CounterPath to control costs operating, general administrative and other expenses, and (13) insufficient investor interest in CounterPath's securities which may impact on CounterPath's ability to raise additional financing as required.

Readers should also refer to the risk disclosures outlined in CounterPath's quarterly reports on Form 10-QSB, annual reports on Form 10-KSB and CounterPath's other disclosure documents filed from time-to-time with the Securities and Exchange Commission available at www.sec.gov.

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